Exhibit 31.3
CERTIFICATIONS
I, Andrés Gluski, certify that:
1.I have reviewed this Form 10-K of The AES Corporation, as amended by Amendment No. 1;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 11, 2025

/s/ ANDRÉS GLUSKI
Name: Andrés Gluski
President and Chief Executive Officer